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Exhibit 99(c)

Management's Responsibility for Financial Statements

        Scope of Responsibility—Management prepares the accompanying financial statements and related information and is responsible for their integrity and objectivity. The statements were prepared in conformity with United States generally accepted accounting principles. These financial statements include amounts that are based on management's estimates and judgments, particularly our reserves for losses and loss adjustment expenses. We believe that these statements present fairly the company's financial position and results of operations and that the other information contained in the annual report is consistent with the financial statements.

        Internal Controls—We maintain and rely on systems of internal accounting controls designed to provide reasonable assurance that assets are safeguarded and transactions are properly authorized and recorded. We continually monitor these internal accounting controls, modifying and improving them as business conditions and operations change. Our internal audit department also independently reviews and evaluates these controls. We recognize the inherent limitations in all internal control systems and believe that our systems provide an appropriate balance between the costs and benefits desired. We believe our systems of internal accounting controls provide reasonable assurance that errors or irregularities that would be material to the financial statements are prevented or detected in the normal course of business.

        Independent Auditors—Our independent auditors, KPMG LLP, have audited the consolidated financial statements. Their audit was conducted in accordance with auditing standards generally accepted in the United States of America, which includes the consideration of our internal controls to the extent necessary to form an independent opinion on the consolidated financial statements prepared by management.

        Audit Committee—The audit committee of the board of directors, composed solely of outside directors, assists the board of directors in overseeing management's discharge of its financial reporting responsibilities. The committee meets with management, our director of internal audit and representatives of KPMG LLP to discuss significant changes to financial reporting principles and policies and internal controls and procedures proposed or contemplated by management, our internal auditors or KPMG LLP. Additionally, the committee assists the board of directors in the selection, evaluation and, if applicable, replacement of our independent auditors; and in the evaluation of the independence of the independent auditors. Both internal audit and KPMG LLP have access to the audit committee without management's presence.

        Code of Conduct—We recognize our responsibility for maintaining a strong ethical climate. This responsibility is addressed in the company's written code of conduct.

/s/ JAY S. FISHMAN Jay S. Fishman Chairman, President and Chief Executive Officer	/s/ THOMAS A. BRADLEY Thomas A. Bradley Chief Financial Officer

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Management's Responsibility for Financial Statements